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                                                             Commission File No.

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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                       ENTERPRISE PRODUCTS PARTNERS L.P.
             (Exact name of registrant as specified in its charter)


              DELAWARE                                   76-0568219
(State of incorporation or organization)               (I.R.S. Employer
                                                      Identification No.)

         2727 NORTH LOOP WEST
            HOUSTON, TEXAS                                  77008
(Address of principal executive offices)                  (Zip Code)

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                          Securities to be registered
                     pursuant to Section 12(b) of the Act:

         Title of each class                 Name of each exchange on which
         to be so registered                 each class is to be registered
         -------------------                 ------------------------------

 Common Units representing limited             New York Stock Exchange
 partner interests

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instructions A.(c)(1), please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]

                          Securities to be registered
                     pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The class of securities to be registered hereby is the Common Units representing limited partner interests of Enterprise Products Partners L.P., a Delaware limited partnership (the "Company").

     For a description of the Common Units, see the information set forth under the caption "Description of the Common Units" in the Prospectus contained in the Registration Statement on Form S-1 (Registration No. 333-52537), as amended, initially filed by the Company on May 13, 1998, which is incorporated herein by reference.

ITEM 2.     EXHIBITS.

     1. Form of Amended and Restated Agreement of Limited Partnership of the Company, incorporated by reference from exhibit number 3.1 to the Company's Registration Statement on Form S-1, as amended (Registration No. 333-52537); and

     2. Copy of the information set forth under the caption "Description of Common Units" in the Prospectus that is included in the Company's Registration Statement on Form S-1, as amended (Registration
        No. 333-52537), which is incorporated herein by reference.
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                         ENTERPRISE PRODUCTS PARTNERS L.P.


                         By: ENTERPRISE PRODUCTS GP, LLC, its general partner


                              By: /s/ GARY L. MILLER
                                  --------------------------------------------
                              Name:  Gary L. Miller
                              Title: Executive Vice President, Chief Financial
                                     Officer and Treasurer


Date:  July 20, 1998